UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) elected Jonathan Plutzik to join the Board. Mr. Plutzik will serve as a member of the Board’s Compensation Committee and Risk Policy and Capital Committee.

Mr. Plutzik, 55, has served as Chairman of Betsy Ross Investors, LLC and Chairman of The Betsy Hotel since August 2005. He also has served as President of the Jonathan Plutzik and Lesley Goldwasser Family Foundation Inc. and as Chairman of the Coro New York Leadership Center since January 2003. Mr. Plutzik served as Non-Executive Chairman of the Board of Directors at Firaxis Games from June 2002 to December 2005. He retired in June 2002 from his role as Vice Chairman of Credit Suisse First Boston.

In accordance with Fannie Mae’s non-management director compensation practices, Mr. Plutzik will be paid a cash retainer at a rate of $160,000 per year for serving as a Board member. In accordance with its customary practice, Fannie Mae is entering into an indemnification agreement with Mr. Plutzik, the form of which was filed as Exhibit 10.15 to Fannie Mae’s Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

November 23, 2009	By:	/s/ Timothy J. Mayopoulos

Name: Timothy J. Mayopoulos
Title: Executive Vice President, General Counsel and Corporate Secretary